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                                                                   EXHIBIT 23


                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements No. 33-28921, No. 33-46706 and No. 33-61598 on Form S-8 of Markel Corporation of our report dated March 29, 1995, on our audits of the financial statements of Lincoln Insurance Company as of and for the years ended
December 31, 1994 and 1993, included in Markel Corporation's report on
Form 8-K dated June 13, 1995.


/s/ PRICE WATERHOUSE LLP
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Price Waterhouse LLP
Philadelphia, PA
June 13, 1995